UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 9, 2019

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 9, 2019, G.S. Beckwith Gilbert announced his retirement as Executive Chairman of PASSUR Aerospace, Inc. (“PASSUR” or the “Company”) effective August 12, 2019, and has assumed the role of Non-Executive Chairman of the Board of Directors (the “Board”), and continues as Chairman of the Executive Committee. In addition, the Board appointed John F. Thomas, currently Vice Chairman of the Board, as Executive Vice Chairman of the Board, effective August 12, 2019.

Mr. Gilbert’s compensation for his services as Non-Executive Chairman of the Board will be $100,000 per year, plus normal benefits offered to employees and officers of the Company, as compared to $325,000 per year, plus normal benefits offered to employees and officers of the Company, which he received as Executive Chairman.  Mr. Thomas’s compensation for his services as Executive Vice Chairman of the Board will be increased from $100,000 per year, which he received as Vice Chairman of the Board, to $325,000 per year.  In addition, in connection with Mr. Thomas’s appointment as Executive Vice Chairman of the Board, Mr. Thomas was awarded non-qualified stock options under the Company’s 2019 Stock Incentive Plan to purchase 300,000 shares of PASSUR common stock at the following exercise prices: 100,000 shares at $1.45 per share; 100,000 shares at $2.45 per share; and 100,000 shares at $3.45 per share, respectively, to compensate him for his service as a director and  Executive Vice Chairman of the Board, which stock options will vest in equal annual installments over a five-year period.

Also, on August 9, 2019, Timothy Campbell informed the Board that he would reduce his time commitment to the Company for personal reasons and would no longer serve as the Company’s Chief Operating Officer, effective August 12, 2019.  Mr. Campbell has resumed his previous role as Executive Vice President, Customer Advocacy, on a part-time basis, effective August 12, 2019.  His compensation will correspondingly be reduced from $325,000 per year, plus normal benefits offered to employees and officers of the Company, to $81,250 per year, plus normal benefits offered to employees and officers of the Company.

The text of the press release issued by the Company is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated August 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:  /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
Title:   SVP and Chief Financial Officer

Date: August 15, 2019